UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2014

ARTHROCARE CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34607	94-3180312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7000 West William Cannon, Building One

Austin, TX  78735

(Address of principal executive offices, including zip code)

(512) 391-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders (the “Special Meeting”) of ArthroCare Corporation (“ArthroCare” or the “Company”) was held on May 8, 2014. At the Special Meeting, the Company’s stockholders voted on three proposals described in detail in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2014.

As of March 14, 2014, the record date for the Special Meeting, there were 34,465,776 shares of ArthroCare common stock outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 29,156,866 shares of common stock, representing approximately 84.6% of the outstanding shares entitled to vote, were present in person or by proxy, constituting a quorum to conduct business.

Approval of Proposal 1 required the affirmative vote of a majority of the outstanding shares of the Company’s common stock, and approval of Proposal 1 is a condition to completion of the merger between the Company and Rosebud Acquisition Corporation, a wholly owned subsidiary of Smith & Nephew, Inc. Approval of Proposals 2 and 3 required the affirmative vote of a majority in voting power of the shares present in person or by proxy at the Special Meeting, and neither the approval of Proposal 2 or Proposal 3 is a conditions to completion of the merger. Each of the proposals was approved by the requisite vote of the holders of ArthroCare common stock.

The final voting results are described below:

Proposal 1: To approve and adopt the Agreement and Plan of Merger, dated as of February 2, 2014, by and among the Company, Smith & Nephew, Inc., a Delaware corporation, Rosebud Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Smith & Nephew, Inc., and Smith & Nephew plc, an English public limited company, as it may be amended from time to time:

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,495,946	482,342	178,578	—

Proposal 2: To approve an adjournment of the special meeting, if advisable or necessary, including to solicit additional proxies in order to obtain approval of the merger agreement by our stockholders:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,359,596	1,618,929	178,341	—

Although Proposal 2 was approved, adjournment of the special meeting was not necessary or appropriate because there were sufficient votes at the time of the special meeting to approve the merger agreement.

Proposal 3: To approve, on a non-binding advisory basis, the golden parachute compensation for each of our named executive officers that is based on or otherwise relates to the merger.

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,492,914	8,314,640	1,349,312	—

As a result of the approval and adoption of the merger agreement by ArthroCare shareholders, the related condition to completion of the merger contained in the merger agreement has now been satisfied. Completion of the merger remains subject to certain other closing conditions, including the receipt of approval of the merger from competition authorities in the United Kingdom. The Company continues to expect that the merger will be consummated in mid-2014.

Forward-Looking Statements

Certain statements contained in this filing may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the merger and the ability to consummate the merger. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and ArthroCare undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) conditions to the closing of the merger may not be satisfied and required regulatory approvals may not be obtained; (2) the merger may involve unexpected costs, liabilities or delays; (3) the business of ArthroCare may suffer as a result of uncertainty surrounding the merger; (4) the outcome of any legal proceedings related to the merger; (5) ArthroCare may be adversely affected by other economic, business, and/or competitive factors; (6) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (7) the ability to recognize benefits of the merger; (8) risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and (9) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all. If the merger is consummated, ArthroCare stockholders will cease to have any equity interest in ArthroCare and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of ArthroCare are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2013, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, which are available on the SEC’s website at www.sec.gov.   Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTHROCARE CORPORATION
Date: May 8, 2014
	By:	/s/ David Fitzgerald
David Fitzgerald
President and Chief Executive Officer